UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021 (January 12, 2021)

GUSKIN GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana

(Address of principal executive office)

+233 244 887 610

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

GUSKIN GOLD CORP.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2021, Guskin Gold Corp., a Nevada corporation (the "Company"), entered into a Consulting Agreement (the “Agreement”) with Edward Soumah, (“Mr. Soumah”) an individual, to memorialize and formalize be the Mr. Soumah’s commitment and services to the Company. Mr. Soumah is currently a member of the Company’s Board of Directors, the Chief Financial Officer, and Secretary, and shall continue on a full-time basis under this Agreement. Mr. Soumah’s leadership role entails being responsible for day-to-day management decisions and for implementing the Company’s long- and short-term plans, including, but not limited to, Business Development and creation of long-term value for the Company’s organization from customers, markets and relationships; advising and consulting on potential growth opportunities for presentation to management and or to fellow Board of Directors as well as the subsequent support and monitoring of project-by-project implementation; consult and lend experience on potential properties/projects, marketing, financial and or management services, investment banking, mergers and acquisitions, legal, strategic human resources, and or management consulting and other matters from time to time as required for the execution of the Company’s exploration and mining business (collectively, the “Services”).

In consideration for the foregoing Services:

●	Equity Compensation. the Company will award the amount of Thirteen Million (13,000,000) restricted common shares to Mr. Soumah in recognition of the performance of the Services; and,

●	Base Salary: the Company shall pay Mr. Soumah a monthly salary in the total amount of Four Thousand Five Hundred US dollars ($4,500) per month (the “Salary”) in cash, cheque, and/or wire within 5 days after receiving Consultant’s invoice. Consultant hereby acknowledges and agrees that the Company may be unable to pay such Salary until it has completed adequate financing or such that the operations of the Company allow the expenditure of its capital resources to be directed to Salaries, when and until such time the Company determines that it is able to pay the Consultant’s Salary, such Salary shall accrue on a monthly basis. The Consultant and the Company agree that from time-to-time they may agree to convert any accrued Salary into shares of the Company’s common stock in order to satisfy such accrued amounts. The Company and the Consultant agree the terms of any such conversion shall be negotiated in good faith and shall adequately reflect the then current value of the Consultant’s contributions to the Company’s success balanced against the then capital structure and fair market value of the Company’s common stock.

The foregoing description of the terms and conditions of the Consultant Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Shares of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. We relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2021	GUSKIN GOLD CORP.

/s/ Naana Asante
	Name:	Naana Asante
	Title:	Chief Executive Officer

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